EXHIBIT 99.1

NGP Capital Resources Company Announces $14.0 Million Investment in Private Gulf Coast E&P Company

HOUSTON, Oct. 3, 2013 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced that the Company has funded a $14.0 million participation in a $180.0 million Second Lien Term Loan (the "Term Loan") to a Houston-based, privately owned, independent oil and gas exploration and production company focused in the Gulf Coast region. Proceeds from the Term Loan were used to acquire producing oil and gas properties in South Louisiana. The Term Loan was issued at a 3% discount, earns interest at the greater of 10.25% or LIBOR + 9.0% per annum and matures on March 27, 2019.

Steve Gardner, the Company's President and CEO stated, "We are very pleased to participate in this transaction. The management team of this company has an excellent reputation in the industry and a solid track record of redeveloping legacy fields in South Louisiana, similar to the strategy they intend to pursue with this acquisition. This investment increases our total year-to-date new investment activity to $98 million, and our total investment portfolio to approximately $225 million."

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We principally invest in private companies and from time to time, we may also invest in public companies. We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments. Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management ("NGP ECM"). Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed approximately $13 billion in cumulative committed capital since inception. NGP ECM's investment platform includes Natural Gas Partners, NGP Global Adaptation Partners, NGP Capital Resources Company and NGP Energy Technology Partners, L.P. www.ngpenergycapital.com.

Forward-Looking Statements

This press release may contain forward-looking statements. We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com. Prospective investors should read such materials carefully before investing.

CONTACT: INVESTMENT CONTACT:
         Please send investment proposals to:
         NGP Capital Resources Company 713-752-0062
         Steve Gardner (sgardner@ngpcrc.com),
         Michael Brown (mbrown@ngpcrc.com), or
         Hans Hubbard (hhubbard@ngpcrc.com).

         INVESTOR RELATIONS CONTACT:
         L. Scott Biar (investor_relations@ngpcrc.com),
         713-752-0062.